UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2025

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 17 CFR (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 4, 2025, Allison Transmission Holdings, Inc. (the “Company”) announced that Allison Transmission, Inc. (“ATI”), the Company’s wholly owned subsidiary, commenced an offering of approximately $500 million in aggregate principal amount of senior notes, (the “Notes”) in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933 (the “Securities Act”), subject to market conditions. As previously disclosed by the Company in its Current Report on Form 8-K furnished with the Securities and Exchange Commission on October 30, 2025, the Company announced that ATI is seeking to enter into an amendment (the “Credit Agreement Amendment”) to the Second Amended and Restated Credit Agreement, dated as of March 29, 2019, as amended October 11, 2019, November 19, 2020, February 28, 2023 and March 13, 2024, among ATI, as borrower, the Company, Citibank, N.A., as administrative agent, Citicorp North America, Inc., as collateral agent, and the other lenders and letter of credit issuers party thereto, which, among other things, provides for a senior secured first-lien incremental term loan facility (the “Incremental Term Facility”) in an aggregate principal amount equal to $1.2 billion.

To the extent the Company completes the Offering and entry into the Credit Agreement Amendment, the Company intends to use the net proceeds from the Offering and borrowings under the Incremental Term Facility and its revolving credit facility, together with cash on hand, to finance the consummation of the Company’s previously announced acquisition of the off-highway business of Dana Incorporated and to pay related fees and expenses. There can be no assurance that ATI will be able to complete the Offering or enter into the Credit Agreement Amendment on terms and conditions favorable to it or at all.

The Company is making available certain portions of a preliminary offering memorandum that is expected to be provided to prospective purchasers of the Notes in connection with the Offering, which portions are attached hereto as Exhibit 99.1.

This Current Report on Form 8-K, including the information contained in Exhibit 99.1, does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act or the securities laws of any other jurisdiction.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including expectations regarding consummation of the Company’s previously announced acquisition of the off-highway business of Dana Incorporated, the ability to complete the Offering or enter into the Credit Agreement Amendment on terms and conditions favorable to it or at all, and the expected use of proceeds to finance the acquisition. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, that the acquisition may not be completed in a timely manner or at all, that the financing intended to fund the acquisition, including the Notes Offering and the Credit Agreement Amendment, may not be obtained, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Portions of the Preliminary Offering Memorandum related to the Offering of the Notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: November 4, 2025
	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary